SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.


Date of Report (Date of earliest event reported): March 14, 1997


                    PetHealth Systems, Inc.
                   (formerly Triangle, Inc.)

     (Exact name of registrant as specified in its charter)

Colorado                      33-25253                 93-0969365
(State or other          Commission File          (IRS Employer
Jurisdiction of               Number)        Identification No.)
                 444 Madison Avenue, Suite 1710
                       New York, NY 10022
                      Address of Principal
Executive Offices)    (Zip Code)


Registrant's telephone number, including area code: (212) 750-7878

Item 4
Changes in Registrant's Certifying Accountant
     (a) On March 14, 1997, PetHealth systems, Inc. (formerly Triangle, Inc.)("Registrant") dismissed Schmidt + Associates, P.C. ("Schmidt") as its principal independent public accountants.
     (b) Schmidt had audited the financial statements of the Registrant since 1981. During the two fiscal years ended December 31, 1996, and the interim period preceding the dismissal, there were no disagreements with Schmidt on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Schmidt would have caused Schmidt to make reference to any such matter in their reports, nor were there any other reportable events.
     (c) Schmidt's reports on the financial statements of the Registrant and its subsidiaries during the two fiscal years ended December 31, 1995, did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as follows: Schmidt stated that the registrant had suffered from recurring losses from operations and had a net capital deficiency which raised substantial doubt about its ability to continue as a going concern.
     (d) The decision to change the Registrant's principal independent public accountants was approved by its Board of Directors.
     (e) As of March 14, 1997, the Board of Directors appointed Janet Loss, C.P.A., P.C. as the principal independent public accountant to audit the financial statements of the Registrant as of and for the year ending December 31, 1996.
     (f) During the two fiscal years ended December 31, 1996, and the interim period preceding the engagement of Janet Loss, C.P.A., P.C. the Registrant did not consult with Janet Loss, C.P.A., P.C. regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered.
     (g) The Registrant has requested Schmidt & Associates to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in
(a), (b) and (c) above. A copy of that letter will be filed as an Exhibit to this Report on Form 8-K within 10 business days after the filing of this report.

Item 7
Financial Statements and Exhibits
     (c) Exhibits
          None.


                           SIGNATURES
     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PetHealth Systems, Inc.
                                        (Registrant)

                                   By: s/Ted A. Sprinkle, Jr.
                                 Name:Ted A. Sprinkle, Jr.
                                Title:President and
                                      Chief Executive Officer








Dated: March 20, 1997